CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our reports dated April 15, 2000, in the Registration Statement (Form SB-2) and related Prospectus of Alttech Ventures Corp. for the registration of shares of its common stock.


Vancouver,  Canada
December  13,  2000

Elliott  Tulk  Pryce  Anderson
CHARTERED  ACCOUNTANTS



   /s/  Elliott  Tulk  Pryce  Anderson
-----------------------------------------
Elliott  Tulk  Pryce  Anderson


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